Exhibit 5.1

April 7, 2022

Selecta Biosciences, Inc.

65 Grove Street

Watertown, Massachusetts 02472

Ladies and Gentlemen:

We have acted as counsel to Selecta Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale on the date hereof by the Company of 27,428,572 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase 20,571,429 shares of Common Stock (the “Warrants,” and, together with the Shares, the “Securities”), pursuant to the Underwriting Agreement, dated April 6, 2022, by and between the Company, on the one hand, and SVB Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), on the other (the “Underwriting Agreement”). The offer and sale of the Securities are being registered under the Securities Act pursuant to the Company’s registration statement on Form S-3 (File No. 333-241692), which was filed with the Securities and Exchange Commission on August 6, 2020 (such registration statement, as amended as of the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed the Underwriting Agreement, the Registration Statement, and the prospectus, dated August 14, 2020, as supplemented by a prospectus supplement with respect to the offer and sale of the Securities, as filed with the Securities and Exchange Commission on April 6, 2022. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that (i) the Warrants have been duly executed, and when sold and delivered in accordance with their terms and upon receipt by the Company of the consideration specified therein, any Warrant Shares issuable upon exercise of Warrants will be validly issued, fully paid and non-assessable, (ii) when the Warrants have been duly executed and delivered in accordance with the terms of the Underwriting Agreement and have been duly issued and sold as contemplated in the Registration Statement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in

Selecta Biosciences, Inc.

April 7, 2022

accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) the Shares have been duly authorized, and when issued and sold by the Company pursuant to the terms of the Underwriting Agreement and upon receipt by the Company of full payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof related to the offering of the Securities. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus supplement constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP